EXHIBIT 99.1

For Immediate Release:	April 21, 2022

Home BancShares Beats EPS Estimates for First Quarter
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Highlights of the First Quarter of 2022:

Metric	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Net Income	$64.9 million	$73.4 million	$75.0 million	$79.1 million	$91.6 million
Total Revenue (net)	$161.8 million	$171.0 million	$173.8 million	$172.4 million	$193.4 million
Income before income taxes	$84.9 million	$93.9 million	$98.2 million	$104.1 million	$120.5 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$84.9 million	$93.9 million	$98.2 million	$99.4 million	$120.5 million
Pre-tax net income to total revenue (net)	52.48%	54.94%	56.50%	60.42%	62.32%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	52.48%	54.94%	56.50%	57.66%	62.32%
ROA	1.43%	1.62%	1.68%	1.81%	2.22%
NIM	3.21%	3.42%	3.60%	3.61%	4.02%
NIM, excluding PPP loans (non-GAAP)(1)	3.17%	3.32%	3.43%	3.54%	3.86%
Purchase Accounting Accretion	$3.1 million	$4.0 million	$4.9 million	$5.8 million	$5.5 million
ROE	9.58%	10.63%	10.97%	11.92%	14.15%
ROTCE (non-GAAP)(1)	15.03%	16.73%	17.39%	19.12%	22.90%
Diluted Earnings Per Share	$0.40	$0.45	$0.46	$0.48	$0.55
Non-Performing Assets to Total Assets	0.25%	0.29%	0.29%	0.35%	0.38%
Common Equity Tier 1 Capital	14.9%	15.4%	15.2%	15.0%	14.3%
Leverage	10.8%	11.1%	11.0%	10.9%	11.1%
Tier 1 Capital	15.4%	16.0%	15.8%	15.6%	14.9%
Total Risk-Based Capital	21.6%	19.8%	19.6%	19.5%	18.8%
Allowance for Credit Losses to Total Loans	2.34%	2.41%	2.41%	2.36%	2.25%
Allowance for Credit Losses to Total Loans, excluding PPP loans (non-GAAP)(1)	2.35%	2.43%	2.47%	2.47%	2.40%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“The first quarter brought about record high wholesale prices, rising interest rates, future recession fears and global unrest, thus creating one of the most volatile quarters on record during my business career,” said John Allison, Chairman. “During this time, HOMB has stayed true to our discipline and still delivered solid performance during the quarter. We like how we have positioned ourselves in the market with over $3.5 billion in excess cash, and with rising interest rates, it seems as though we have played the chess game very well so far. We believe the Fed will be forced to continue raising rates at a faster pace in the near term. As a result, we could be poised to start deploying some of the cash in the remainder of the year,” continued Allison.

Operating Highlights
Net income for the three-month period ended March 31, 2022 was $64.9 million, or $0.40 earnings per share.
During the first quarter of 2022, the Company did not record any credit loss expense.  The Company determined that an additional provision for credit losses on loans was not necessary as the current level of the allowance for credit losses was considered adequate as of March 31, 2022. In addition, the Company determined that the current level of the unfunded commitment reserve was adequate and no additional provision for unfunded commitments was necessary.
Our net interest margin was 3.21% for the three-month period ended March 31, 2022 compared to 3.42% for the three-month period ended December 31, 2021. The yield on loans was 5.29% and 5.48% for the three months ended March 31, 2022 and December 31, 2021, respectively, as average loans increased from $9.91 billion to $9.94 billion. Additionally, the rate on interest bearing deposits decreased to 0.19% as of March 31, 2022 from 0.20% as of December 31, 2021, as average balances increased from $10.00 billion to $10.22 billion.
As of March 31, 2022, we had $59.6 million of Paycheck Protection Program (PPP) loans outstanding. These loans are at 1.00% plus the accretion of the origination fee. Excluding PPP loans, our net interest margin (non-GAAP) for the three-month period ended March 31, 2022 was 3.17%(1). The PPP loans were accretive to the net interest margin by 4 basis points for the three-month period ended March 31, 2022 compared to 10 basis points for the three-month period ended December 31, 2021. This was primarily due to approximately $53.2 million of the Company’s PPP loans being forgiven during the first quarter of 2022 as well as the acceleration of deferred fees for the loans that were forgiven. The deferred fee income decreased from $5.4 million to $2.0 million for the three-month periods ended December 31, 2021 and March 31, 2022, respectively.
As a result of excess liquidity, we had an increase of $236.0 million of average interest-bearing cash balances in the first quarter of 2022 compared to the fourth quarter of 2021. This excess liquidity diluted the net interest margin by 5 basis points for the three-month period ended March 31, 2022.
During the first quarter of 2022, there was $1.4 million of event interest income compared to event interest income of $1.2 million for the fourth quarter of 2021. The increase in event income led to a 0.6 basis point increase to the net interest margin.
Purchase accounting accretion on acquired loans was $3.1 million and $4.0 million and average purchase accounting loan discounts were $25.4 million and $28.9 million for the three-month periods ended March 31, 2022 and December 31, 2021, respectively. The reduction in accretion income reduced the net interest margin by 2 basis points for the three-month period ended March 31, 2022.

Net interest income on a fully taxable equivalent basis was $132.9 million for the three-month period ended March 31, 2022 and $140.8 million for the three-month period ended December 31, 2021. This decrease in net interest income for the three-month period ended March 31, 2022 was the result of a $6.1 million decrease in interest income and a $1.8 million increase in interest expense. The $6.1 million decrease in interest income was primarily the result of a $7.3 million decrease in loan interest income, partially offset by an $835,000 increase in investment income. The $1.8 million increase in interest expense was due to a $2.1 million increase in interest expense on subordinated debentures, which was partially offset by a $261,000 decrease in interest expense on deposits. The increase in interest expense on subordinated debentures was the result of the Company completing an underwritten public offering of $300.0 million in aggregate principal of its 3.125% Fixed-to-Floating Rate Subordinated Notes due 2032 during the first quarter of 2022. The new subordinated debt was dilutive to the net interest margin by 5 basis points.
The Company reported $30.7 million of non-interest income for the first quarter of 2022. The most important components of the first quarter non-interest income were $7.7 million from other service charges and fees, $6.1 million from service charges on deposit accounts, $3.9 million in mortgage lending income, $7.9 million from other income, $2.1 million income from the fair value adjustment for marketable securities, $698,000 million from dividends from FHLB, FRB, FNBB and other, $574,000 from trust fees, $492,000 increase in cash value of life insurance, $480,000 from insurance commissions and $478,000 from gain on OREO. The $7.9 million in other income includes $3.3 million in recoveries on historic losses for a single borrower.
Non-interest expense for the first quarter of 2022 was $76.9 million. The most important components of the first quarter non-interest expense were $43.6 million from salaries and employee benefits, $16.3 million in other expense, $9.1 million in occupancy and equipment expenses and $7.0 million in data processing expenses. Also included within non-interest expense was $863,000 in merger and acquisition expenses. For the first quarter of 2022, our efficiency ratio was 46.15%.
Financial Condition
Total loans receivable were $10.05 billion at March 31, 2022 compared to $9.84 billion at December 31, 2021. Total deposits were $14.58 billion at March 31, 2022 compared to $14.26 billion at December 31, 2021. Total assets were $18.62 billion at March 31, 2022 compared to $18.05 billion at December 31, 2021.
During the first quarter of 2022, the Company experienced approximately $216.6 million in loan growth. On February 7, 2022, the Company completed the acquisition of $242.2 million of marine loans, from LendingClub Bank. Centennial CFG experienced $225.6 million of organic loan growth and had loans of $2.15 billion at March 31, 2022. Our legacy footprint experienced $198.0 million in organic loan decline and $53.2 million in PPP loan decline during the quarter.
Non-performing loans to total loans was 0.44% and 0.51% as of March 31, 2022 and December 31, 2021, respectively. Non-performing assets to total assets was 0.25% and 0.29% as of March 31, 2022 and December 31, 2021, respectively. Net charge-offs were $1.9 million and $2.0 million for the three months ended March 31, 2022 and December 31, 2021, respectively.

Non-performing loans at March 31, 2022 were $13.2 million, $24.8 million, $480,000, $1.4 million and $4.8 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $44.7 million. Non-performing assets at March 31, 2022 were $13.2 million, $25.9 million, $480,000, $1.4 million and $4.8 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $45.8 million.
The Company’s allowance for credit losses on loans was $234.8 million at March 31, 2022, or 2.34% of total loans, compared to the allowance for credit losses of $236.7 million, or 2.41% of total loans, at December 31, 2021. The Company’s allowance for credit losses on loans to total loans, excluding PPP loans (non-GAAP), was 2.35%(1) and 2.43%(1) for the three months ended March 31, 2022 and December 31, 2021, respectively. As of March 31, 2022 and December 31, 2021, the Company’s allowance for credit losses on loans was 525.50% and 471.61% of its total non-performing loans, respectively.
Stockholders’ equity was $2.69 billion at March 31, 2022 compared to $2.77 billion at December 31, 2021, a decrease of approximately $79.0 million. The decrease in stockholders’ equity was associated with a $115.0 million decrease in accumulated other comprehensive income as well as net stock repurchases and share-based compensation activity of $1.8 million, which was partially offset by a $37.8 million increase in retained earnings. Book value per common share was $16.41 at March 31, 2022 compared to $16.90 at December 31, 2021. Tangible book value per common share (non-GAAP) was $10.32(1) at March 31, 2022 compared to $10.80(1) at December 31, 2021, a decrease of 17.94% on an annualized basis.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 62 branches in Texas, 5 branches in Alabama and one branch in New York City.
Acquisition
The Company’s previously announced acquisition of Happy Bancshares, Inc. (“Happy”) and its bank subsidiary, Happy State Bank, was completed on April 1, 2022. As of March 31, 2022, Happy had approximately $6.76 billion in total assets, $3.60 billion in loans, and $5.85 billion in deposits. With the completion of the acquisition, the Company now operates 62 branches in Texas.
Subordinated Debt Payoff
On April 15, 2022, the Company completed the payoff of its $300.0 million in aggregate principal amount of 5.625% Fixed-to-Floating Rate Subordinated Notes due 2027. Each 2027 Note was redeemed pursuant to the terms of the Subordinated Indenture, as supplemented by the First Supplemental Indenture, each dated as of April 3, 2017, between the Company and U.S. Bank Trust Company, National Association, the Trustee for the 2027 Notes, at the redemption price of 100% of its principal amount, plus accrued and unpaid interest to, but excluding, the Redemption Date.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 21, 2022. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/468089456. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.incommglobalevents.com/registration/q4inc/10378/home-bancshares-inc-1st-quarter-earnings-call/. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-844-200-6205, Passcode: 064337. A replay of the call will be available by calling 1-866-813-9403, Passcode: 129968, which will be available until April 28, 2022, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); pre-tax, pre-provision, profit percentage; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets excluding excess liquidity; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted; net interest margin, excluding PPP loans; allowance for credit losses to total loans, excluding PPP loans; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions (including the effect of the PPP loans) that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment; disruptions, uncertainties and related effects on our business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the possibility that the acquisition of Happy may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, ongoing or future effects of the COVID-19 pandemic, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and Happy operate; the ability to promptly and effectively integrate the businesses of Home and Happy; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the effect of any future mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, enter into and/or close additional acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations, including those in response to the COVID-19 pandemic; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
ASSETS
Cash and due from banks	$173,134	$119,908	$146,378	$182,226	$218,814
Interest-bearing deposits with other banks	3,446,324	3,530,407	3,133,878	2,759,027	2,259,734
Cash and cash equivalents	3,619,458	3,650,315	3,280,256	2,941,253	2,478,548
Investment securities - available-for sale, net of allowance for credit losses	2,957,322	3,119,807	3,150,608	3,053,712	2,539,123
Investment securities - held-to-maturity	499,265	—	—	—	—
Loans receivable	10,052,714	9,836,089	9,901,100	10,199,175	10,778,493
Allowance for credit losses	(234,768)	(236,714)	(238,673)	(240,451)	(242,932)
Loans receivable, net	9,817,946	9,599,375	9,662,427	9,958,724	10,535,561
Bank premises and equipment, net	274,503	275,760	276,972	278,502	278,620
Foreclosed assets held for sale	1,144	1,630	1,171	1,969	3,004
Cash value of life insurance	105,623	105,135	104,638	104,132	103,599
Accrued interest receivable	46,934	46,736	48,577	48,725	55,495
Deferred tax asset, net	116,605	78,290	69,724	72,273	77,145
Goodwill	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles	23,624	25,045	26,466	27,886	29,307
Other assets	182,546	177,020	171,192	166,991	166,814
Total assets	$18,617,995	$18,052,138	$17,765,056	$17,627,192	$17,240,241
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,311,400	$4,127,878	$4,139,149	$4,076,570	$3,859,722
Savings and interest-bearing transaction accounts	9,461,393	9,251,805	8,813,326	8,744,900	8,477,208
Time deposits	808,141	880,887	1,050,896	1,069,871	1,175,664
Total deposits	14,580,934	14,260,570	14,003,371	13,891,341	13,512,594
Securities sold under agreements to repurchase	151,151	140,886	141,002	150,540	162,929
FHLB and other borrowed funds	400,000	400,000	400,000	400,000	400,000
Accrued interest payable and other liabilities	131,339	113,868	113,721	118,415	148,999
Subordinated debentures	667,868	371,093	370,900	370,707	370,515
Total liabilities	15,931,292	15,286,417	15,028,994	14,931,003	14,595,037
Stockholders' equity
Common stock	1,638	1,637	1,640	1,645	1,651
Capital surplus	1,485,524	1,487,373	1,492,588	1,501,615	1,516,286
Retained earnings	1,304,098	1,266,249	1,215,831	1,163,810	1,107,818
Accumulated other comprehensive (loss) income	(104,557)	10,462	26,003	29,119	19,449
Total stockholders' equity	2,686,703	2,765,721	2,736,062	2,696,189	2,645,204
Total liabilities and stockholders' equity	$18,617,995	$18,052,138	$17,765,056	$17,627,192	$17,240,241

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
(In thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Mar 31, 2022	Mar 31, 2021

Interest income
Loans	$129,442	$136,750	$142,609	$141,684	$150,917	$129,442	$150,917
Investment securities
Taxable	9,080	8,121	8,495	7,185	6,253	9,080	6,253
Tax-exempt	4,707	4,827	4,839	4,905	5,071	4,707	5,071
Deposits - other banks	1,673	1,281	1,117	707	410	1,673	410
Federal funds sold	1	—	—	—	—	1	—
Total interest income	144,903	150,979	157,060	154,481	162,651	144,903	162,651

Interest expense
Interest on deposits	4,894	5,155	5,642	6,434	7,705	4,894	7,705
FHLB borrowed funds	1,875	1,916	1,917	1,896	1,875	1,875	1,875
Securities sold under agreements to repurchase	108	98	102	107	190	108	190
Subordinated debentures	6,878	4,790	4,788	4,792	4,793	6,878	4,793
Total interest expense	13,755	11,959	12,449	13,229	14,563	13,755	14,563

Net interest income	131,148	139,020	144,611	141,252	148,088	131,148	148,088

Provision for credit losses	—	—	—	—	—	—	—
Provision for credit loss - unfunded commitments	—	—	—	(4,752)	—	—	—
Total credit loss expense	—	—	—	(4,752)	—	—	—

Net interest income after provision for credit losses	131,148	139,020	144,611	146,004	148,088	131,148	148,088

Non-interest income
Service charges on deposit accounts	6,140	6,217	5,941	5,116	5,002	6,140	5,002
Other service charges and fees	7,733	11,133	8,051	9,659	7,608	7,733	7,608
Trust fees	574	515	479	444	522	574	522
Mortgage lending income	3,916	5,359	5,948	6,202	8,167	3,916	8,167
Insurance commissions	480	387	586	478	492	480	492
Increase in cash value of life insurance	492	501	509	537	502	492	502
Dividends from FHLB, FRB, FNBB & other	698	919	2,661	2,646	8,609	698	8,609
Gain on SBA loans	95	792	439	1,149	—	95	—
Gain (loss) on branches, equipment and other assets, net	16	(19)	(34)	(23)	(29)	16	(29)
Gain on OREO, net	478	737	246	619	401	478	401
Gain on securities, net	—	—	—	—	219	—	219
Fair value adjustment for marketable securities	2,125	85	61	1,250	5,782	2,125	5,782
Other income	7,922	5,338	4,322	3,043	8,001	7,922	8,001
Total non-interest income	30,669	31,964	29,209	31,120	45,276	30,669	45,276

Non-interest expense
Salaries and employee benefits	43,551	43,765	42,469	42,462	42,059	43,551	42,059
Occupancy and equipment	9,144	9,047	9,305	9,042	9,237	9,144	9,237
Data processing expense	7,039	6,493	6,024	5,893	5,870	7,039	5,870
Merger and acquisition expenses	863	880	1,006	—	—	863	—
Other operating expenses	16,299	16,865	16,815	15,585	15,700	16,299	15,700
Total non-interest expense	76,896	77,050	75,619	72,982	72,866	76,896	72,866

Income before income taxes	84,921	93,934	98,201	104,142	120,498	84,921	120,498
Income tax expense	20,029	20,577	23,209	25,072	28,896	20,029	28,896
Net income	$64,892	$73,357	$74,992	$79,070	$91,602	$64,892	$91,602

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Mar 31, 2022	Mar 31, 2021

PER SHARE DATA

Diluted earnings per common share	$0.40	$0.45	$0.46	$0.48	$0.55	$0.40	$0.55
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses & merger and acquisition expenses (non-GAAP)(1)	0.37	0.45	0.45	0.46	0.47	0.37	0.47
Basic earnings per common share	0.40	0.45	0.46	0.48	0.55	0.40	0.55
Dividends per share - common	0.165	0.14	0.14	0.14	0.14	0.165	0.14
Book value per common share	16.41	16.90	16.68	16.39	16.02	16.41	16.02
Tangible book value per common share (non-GAAP)(1)	10.32	10.80	10.59	10.31	9.95	10.32	9.95

STOCK INFORMATION

Average common shares outstanding	163,787	163,859	164,126	164,781	165,257	163,787	165,257
Average diluted shares outstanding	164,196	164,306	164,603	165,226	165,446	164,196	165,446
End of period common shares outstanding	163,758	163,699	164,008	164,488	165,141	163,758	165,141

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.43%	1.62%	1.68%	1.81%	2.22%	1.43%	2.22%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses & merger and acquisition expenses: (ROA, as adjusted) (non-GAAP)(1)	1.36	1.64	1.67	1.75	1.88	1.36	1.88
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.54	1.75	1.81	1.95	2.39	1.54	2.39
Return on average assets excluding excess liquidity (non-GAAP)(1)	1.74	1.96	1.98	2.09	2.42	1.74	2.42
Return on average common equity (ROE)	9.58	10.63	10.97	11.92	14.15	9.58	14.15
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses & merger and acquisition expenses: (ROE, as adjusted) (non-GAAP)(1)	9.09	10.72	10.87	11.54	11.95	9.09	11.95
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	15.03	16.73	17.39	19.12	22.90	15.03	22.90
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	15.28	16.97	17.64	19.38	23.16	15.28	23.16
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses & merger and acquisition expenses: (ROTCE, as adjusted) (non-GAAP)(1)	14.26	16.87	17.23	18.50	19.33	14.26	19.33
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Mar 31, 2022	Mar 31, 2021

Efficiency ratio	46.15%	43.79%	42.26%	41.09%	36.60%	46.15%	36.60%
Efficiency ratio, as adjusted (non-GAAP)(1)	47.33	43.48	42.29	42.07	40.68	47.33	40.68
Net interest margin - FTE (NIM)	3.21	3.42	3.60	3.61	4.02	3.21	4.02
Net interest margin - FTE, excluding PPP loans (non-GAAP)(1)	3.17	3.32	3.43	3.54	3.86	3.17	3.86
Fully taxable equivalent adjustment	$1,738	$1,736	$1,748	$1,774	$1,821	$1,738	$1,821
Total revenue (net)	161,817	170,984	173,820	172,372	193,364	161,817	193,364
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	84,921	93,934	98,201	99,390	120,498	84,921	120,498
Pre-tax net income to total revenue (net)	52.48%	54.94%	56.50%	60.42%	62.32%	52.48%	62.32%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	52.48	54.94	56.50	57.66	62.32	52.48	62.32
Total purchase accounting accretion	$3,089	$4,001	$4,868	$5,797	$5,485	$3,089	$5,485
Average purchase accounting loan discounts	25,359	28,882	33,320	38,568	43,940	25,359	43,940

OTHER OPERATING EXPENSES

Advertising	$1,266	$1,411	$1,204	$1,194	$1,046	$1,266	$1,046
Amortization of intangibles	1,421	1,420	1,421	1,421	1,421	1,421	1,421
Electronic banking expense	2,538	2,442	2,521	2,616	2,238	2,538	2,238
Directors' fees	404	422	395	414	383	404	383
Due from bank service charges	270	257	265	273	249	270	249
FDIC and state assessment	1,668	1,353	1,648	1,108	1,363	1,668	1,363
Insurance	770	801	749	787	781	770	781
Legal and accounting	797	749	1,050	1,058	846	797	846
Other professional fees	1,609	1,754	1,787	1,796	1,613	1,609	1,613
Operating supplies	754	489	474	465	487	754	487
Postage	306	352	301	292	338	306	338
Telephone	337	343	371	365	346	337	346
Other expense	4,159	5,072	4,629	3,796	4,589	4,159	4,589

Total other operating expenses	$16,299	$16,865	$16,815	$15,585	$15,700	$16,299	$15,700
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021

BALANCE SHEET RATIOS

Total loans to total deposits	68.94%	68.97%	70.71%	73.42%	79.77%
Common equity to assets	14.43	15.32	15.40	15.30	15.34
Tangible common equity to tangible assets (non-GAAP)(1)	9.59	10.36	10.36	10.20	10.12
			.
LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$3,810,383	$3,889,284	$4,005,841	$4,144,375	$4,289,142
Construction/land development	1,856,096	1,850,050	1,742,687	1,541,482	1,612,973
Agricultural	142,920	130,674	138,881	126,293	113,382
Residential real estate loans
Residential 1-4 family	1,223,890	1,274,953	1,273,988	1,316,485	1,437,546
Multifamily residential	248,650	280,837	274,131	332,256	377,661
Total real estate	7,281,939	7,425,798	7,435,528	7,460,891	7,830,704
Consumer	1,059,342	825,519	814,732	824,938	839,819
Commercial and industrial	1,510,205	1,386,747	1,414,079	1,612,826	1,794,787
Agricultural	48,095	43,920	68,272	69,152	65,017
Other	153,133	154,105	168,489	231,368	248,166
Loans receivable	$10,052,714	$9,836,089	$9,901,100	$10,199,175	$10,778,493

Paycheck Protection Program (PPP) loans (net of discounts) (included in total loans receivable)	59,609	112,814	241,476	473,894	646,382

ALLOWANCE FOR CREDIT LOSSES

Balance, beginning of period	$236,714	$238,673	$240,451	$242,932	$245,473
Loans charged off	2,310	3,125	2,469	3,023	3,047
Recoveries of loans previously charged off	364	1,166	691	542	506
Net loans charged off	1,946	1,959	1,778	2,481	2,541
Provision for credit losses - loans	—	—	—	—	—
Balance, end of period	$234,768	$236,714	$238,673	$240,451	$242,932

Net charge-offs to average total loans	0.08%	0.08%	0.07%	0.09%	0.09%
Allowance for credit losses to total loans	2.34	2.41	2.41	2.36	2.25
Allowance for credit losses to total loans, excluding PPP loans	2.35	2.43	2.47	2.47	2.40

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$44,629	$47,158	$47,604	$55,269	$59,142
Loans past due 90 days or more	46	3,035	3,311	3,667	4,209
Total non-performing loans	44,675	50,193	50,915	58,936	63,351
Other non-performing assets
Foreclosed assets held for sale, net	1,144	1,630	1,171	1,969	3,004
Other non-performing assets	—	—	—	—	—
Total other non-performing assets	1,144	1,630	1,171	1,969	3,004
Total non-performing assets	$45,819	$51,823	$52,086	$60,905	$66,355

Allowance for credit losses for loans to non-performing loans	525.50%	471.61%	468.77%	407.99%	383.47%
Non-performing loans to total loans	0.44	0.51	0.51	0.58	0.59
Non-performing assets to total assets	0.25	0.29	0.29	0.35	0.38
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$3,497,894	$1,673	0.19%	$3,261,846	$1,281	0.16%
Federal funds sold	1,751	1	0.23	33	—	—
Investment securities - taxable	2,486,401	9,080	1.48	2,278,440	8,121	1.41
Investment securities - non-taxable - FTE	850,722	6,284	3.00	858,692	6,408	2.96
Loans receivable - FTE	9,937,993	129,603	5.29	9,909,711	136,905	5.48
Total interest-earning assets	16,774,761	146,641	3.55	16,308,722	152,715	3.72
Non-earning assets	1,618,314			1,606,005
Total assets	$18,393,075			$17,914,727

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$9,363,793	$3,873	0.17%	$9,037,302	$3,667	0.16%
Time deposits	854,593	1,021	0.48	958,309	1,488	0.62
Total interest-bearing deposits	10,218,386	4,894	0.19	9,995,611	5,155	0.20
Securities sold under agreement to repurchase	137,565	108	0.32	143,811	98	0.27
FHLB borrowed funds	400,000	1,875	1.90	400,000	1,916	1.90
Subordinated debentures	611,888	6,878	4.56	370,999	4,790	5.12
Total interest-bearing liabilities	11,367,839	13,755	0.49	10,910,421	11,959	0.43
Non-interest bearing liabilities
Non-interest bearing deposits	4,155,894			4,149,978
Other liabilities	121,362			116,023
Total liabilities	15,645,095			15,176,422
Shareholders' equity	2,747,980			2,738,305
Total liabilities and shareholders' equity	$18,393,075			$17,914,727
Net interest spread			3.06%			3.29%
Net interest income and margin - FTE		$132,886	3.21		$140,756	3.42

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2022			March 31, 2021
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$3,497,894	$1,673	0.19%	$1,610,463	$410	0.10%
Federal funds sold	1,751	1	0.23	119	—	—
Investment securities - taxable	2,486,401	9,080	1.48	1,637,061	6,253	1.55
Investment securities - non-taxable - FTE	850,722	6,284	3.00	848,158	6,700	3.20
Loans receivable - FTE	9,937,993	129,603	5.29	11,023,139	151,109	5.56
Total interest-earning assets	16,774,761	146,641	3.55	15,118,940	164,472	4.41
Non-earning assets	1,618,314			1,599,950
Total assets	$18,393,075			$16,718,890

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$9,363,793	$3,873	0.17%	$8,338,791	$4,716	0.23%
Time deposits	854,593	1,021	0.48	1,209,431	2,989	1.00
Total interest-bearing deposits	10,218,386	4,894	0.19	9,548,222	7,705	0.33
Securities sold under agreement to repurchase	137,565	108	0.32	159,697	190	0.48
FHLB borrowed funds	400,000	1,875	1.90	400,000	1,875	1.90
Subordinated debentures	611,888	6,878	4.56	370,421	4,793	5.25
Total interest-bearing liabilities	11,367,839	13,755	0.49	10,478,340	14,563	0.56
Non-interest bearing liabilities
Non-interest bearing deposits	4,155,894			3,480,050
Other liabilities	121,362			134,882
Total liabilities	15,645,095			14,093,272
Shareholders' equity	2,747,980			2,625,618
Total liabilities and shareholders' equity	$18,393,075			$16,718,890
Net interest spread			3.06%			3.85%
Net interest income and margin - FTE		$132,886	3.21		$149,909	4.02

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Mar 31, 2022	Mar 31, 2021

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$64,892	$73,357	$74,992	$79,070	$91,602	$64,892	$91,602
Pre-tax adjustments
Fair value adjustment for marketable securities	(2,125)	(85)	(61)	(1,250)	(5,782)	(2,125)	(5,782)
Special dividend from equity investment	—	—	(2,227)	(2,200)	(8,073)	—	(8,073)
Gain on securities	—	—	—	—	(219)	—	(219)
Recoveries on historic losses	(3,288)	—	—	—	(5,107)	(3,288)	(5,107)
Merger and acquisition expenses	863	880	1,006	—	—	863	—
Total pre-tax adjustments	(4,550)	795	(1,282)	(3,450)	(19,181)	(4,550)	(19,181)
Tax-effect of adjustments	(1,220)	188	(587)	(888)	(4,937)	(1,220)	(4,937)
Total adjustments after-tax (B)	(3,330)	607	(695)	(2,562)	(14,244)	(3,330)	(14,244)
Earnings, as adjusted (C)	$61,562	$73,964	$74,297	$76,508	$77,358	$61,562	$77,358

Average diluted shares outstanding (D)	164,196	164,306	164,603	165,226	165,446	164,196	165,446

GAAP diluted earnings per share: (A/D)	$0.40	$0.45	$0.46	$0.48	$0.55	$0.40	$0.55
Adjustments after-tax: (B/D)	(0.03)	—	(0.01)	(0.02)	(0.08)	(0.03)	(0.08)
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses & merger and acquisition expenses: (C/D)	$0.37	$0.45	$0.45	$0.46	$0.47	$0.37	$0.47

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/G)	1.43%	1.62%	1.68%	1.81%	2.22%	1.43%	2.22%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses & merger and acquisition expenses: (ROA, as adjusted) ((A+F)/G)	1.36	1.64	1.67	1.75	1.88	1.36	1.88
Return on average assets excluding intangible amortization: ((A+E)/(G-H))	1.54	1.75	1.81	1.95	2.39	1.54	2.39
Return on average assets excluding excess liquidity: (A/(G-I))	1.74	1.96	1.98	2.09	2.42	1.74	2.42

GAAP net income available to common shareholders (A)	$64,892	$73,357	$74,992	$79,070	$91,602	$64,892	$91,602
Amortization of intangibles (D)	1,421	1,420	1,421	1,421	1,421	1,421	1,421
Amortization of intangibles after-tax (E)	1,049	1,054	1,055	1,055	1,055	1,049	1,055
Adjustments after-tax (F)	(3,330)	607	(695)	(2,562)	(14,244)	(3,330)	(14,244)
Average assets (G)	18,393,075	17,914,727	17,695,226	17,491,359	16,718,890	18,393,075	16,718,890
Average goodwill, core deposits & other intangible assets (H)	997,338	998,760	1,000,175	1,001,598	1,003,011	997,338	1,003,011

Average interest bearing cash balance	3,497,894	3,261,846	2,914,785	2,577,101	1,610,463	3,497,894	1,610,463
Average historical interest bearing cash balance	225,000	225,000	225,000	225,000	225,000	225,000	225,000
Average excess cash balance (I)	3,272,894	3,036,846	2,689,785	2,352,101	1,385,463	3,272,894	1,385,463

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Mar 31, 2022	Mar 31, 2021

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	9.58%	10.63%	10.97%	11.92%	14.15%	9.58%	14.15%
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses & merger and acquisition expenses: (ROE, as adjusted) ((A+C)/D)	9.09	10.72	10.87	11.54	11.95	9.09	11.95
Return on average tangible common equity: (A/(D-E))	15.03	16.73	17.39	19.12	22.90	15.03	22.90
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	15.28	16.97	17.64	19.38	23.16	15.28	23.16
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses & merger and acquisition expenses: (ROTCE, as adjusted) ((A+C)/(D-E))	14.26	16.87	17.23	18.50	19.33	14.26	19.33

GAAP net income available to common shareholders (A)	$64,892	$73,357	$74,992	$79,070	$91,602	$64,892	$91,602
Earnings excluding intangible amortization (B)	65,941	74,411	76,047	80,125	92,657	65,941	92,657
Adjustments after-tax (C)	(3,330)	607	(695)	(2,562)	(14,244)	(3,330)	(14,244)
Average common equity (D)	2,747,980	2,738,305	2,710,953	2,660,147	2,625,618	2,747,980	2,625,618
Average goodwill, core deposits & other intangible assets (E)	997,338	998,760	1,000,175	1,001,598	1,003,011	997,338	1,003,011

EFFICIENCY RATIO & P5NR

Efficiency ratio: ((D-F)/(B+C+E))	46.15%	43.79%	42.26%	41.09%	36.60%	46.15%	36.60%
Efficiency ratio, as adjusted: ((D-F-H)/(B+C+E-G))	47.33	43.48	42.29	42.07	40.68	47.33	40.68
Pre-tax net income to total revenue (net) (A/(B+C))	52.48	54.94	56.50	60.42	62.32	52.48	62.32
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$84,921	$93,934	$98,201	$99,390	$120,498	$84,921	$120,498
P5NR (Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	52.48%	54.94%	56.50%	57.66%	62.32%	52.48%	62.32%

Pre-tax net income (A)	$84,921	$93,934	$98,201	$104,142	$120,498	$84,921	$120,498
Net interest income (B)	131,148	139,020	144,611	141,252	148,088	131,148	148,088
Non-interest income (C)	30,669	31,964	29,209	31,120	45,276	30,669	45,276
Non-interest expense (D)	76,896	77,050	75,619	72,982	72,866	76,896	72,866
Fully taxable equivalent adjustment (E)	1,738	1,736	1,748	1,774	1,821	1,738	1,821
Amortization of intangibles (F)	1,421	1,420	1,421	1,421	1,421	1,421	1,421

Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$2,125	$85	$61	$1,250	$5,782	$2,125	$5,782
Gain on OREO	478	737	246	619	401	478	401
Gain (loss) on branches, equipment and other assets, net	16	(19)	(34)	(23)	(29)	16	(29)
Special dividend from equity investment	—	—	2,227	2,200	8,073	—	8,073
Gain on securities	—	—	—	—	219	—	219
Recoveries on historic losses	3,288	—	—	—	5,107	3,288	5,107
Total non-interest income adjustments (G)	$5,907	$803	$2,500	$4,046	$19,553	$5,907	$19,553

Non-interest expense:
Merger and acquisition expenses	863	880	1,006	—	—	863	—
Total non-interest expense adjustments (H)	$863	$880	$1,006	$—	$—	$863	$—

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Mar 31, 2022	Mar 31, 2021

ANNUALIZED NET INTEREST MARGIN

Net interest margin: (A/C)	3.21%	3.42%	3.60%	3.61%	4.02%	3.21%	4.02%
Net interest margin, excluding PPP loans:(B/D)	3.17	3.32	3.43	3.54	3.86	3.17	3.86

Net interest income - FTE (A)	$132,886	$140,756	$146,359	$143,026	$149,909	$132,886	$149,909
PPP loan interest & discount accretion income	2,196	5,786	10,162	7,802	11,878	2,196	11,878
Net interest income - FTE, excluding PPP loans (B)	$130,690	$134,970	$136,197	$135,224	$138,031	$130,690	$138,031

Average interest-earning assets (C)	$16,774,761	$16,308,722	$16,110,526	$15,892,519	$15,118,940	$16,774,761	$15,118,940
Average PPP loans	78,008	162,969	371,523	581,371	633,790	78,008	633,790
Average interest-earning assets, excluding PPP loans (D)	$16,696,753	$16,145,753	$15,739,003	$15,311,148	$14,485,150	$16,696,753	$14,485,150

	Quarter Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$16.41	$16.90	$16.68	$16.39	$16.02
Tangible book value per common share: ((A-C-D)/B)	10.32	10.80	10.59	10.31	9.95

Total stockholders' equity (A)	$2,686,703	$2,765,721	$2,736,062	$2,696,189	$2,645,204
End of period common shares outstanding (B)	163,758	163,699	164,008	164,488	165,141
Goodwill (C)	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	23,624	25,045	26,466	27,886	29,307

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	14.43%	15.32%	15.40%	15.30%	15.34%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	9.59	10.36	10.36	10.20	10.12

Total assets (A)	$18,617,995	$18,052,138	$17,765,056	$17,627,192	$17,240,241
Total stockholders' equity (B)	2,686,703	2,765,721	2,736,062	2,696,189	2,645,204
Goodwill (C)	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	23,624	25,045	26,466	27,886	29,307